As filed with the Securities and Exchange Commission on February 11, 2022
No. 333-260104

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOTIVE CAPITAL CORP*
(Exact name of registrant as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)
7 World Trade Center
250 Greenwich Street, FL 47
New York, New York 10007
212-651-0200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Blythe Masters
Chief Executive Officer
7 World Trade Center
250 Greenwich Street, FL 47
New York, New York 10007
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Shukie Grossman Evan D’Amico Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 Tel: (212) 351-4000	Daniel J. Espinoza W. Stuart Ogg Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 Tel: (650) 752-3100
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, please place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

EXPLANATORY NOTE
Motive Capital Corp is filing this Amendment No. 5 to its Registration Statement on Form S-4 (File No. 333-260104) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 21.   Exhibits and Financial Statements Schedules.
(a) Exhibits.
Exhibit Number	Description
2.1	Merger Agreement, dated as of September 13, 2021, by and among the Motive, Merger Sub and Forge (included as Annex A to this proxy statement/prospectus).
3.1	Amended and Restated Memorandum and Articles of Association (included as Annex L to this proxy statement/prospectus).
3.2	Form of the Post-Combination Company’s Charter (included as Annex B to this proxy statement/prospectus).
3.3	Form of the Post-Combination Company’s Bylaws (included as Annex C to this proxy statement/prospectus).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 of the registrant’s Registration Statement on Form S-1, filed with the SEC on November 25, 2020).
4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 of the registrant’s Registration Statement on Form S-1, filed with the SEC on November 25, 2020).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the registrant’s Registration Statement on Form S-1, filed with the SEC on November 25, 2020).
4.4	Warrant Agreement, dated December 10, 2020, between Continental Stock Transfer & Trust Company and Motive Capital Corp (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on December 16, 2020)
4.5**	Specimen Common Stock Certificate of New Forge
5.1**	Opinion of Gibson, Dunn & Crutcher LLP
8.1**	Tax opinion of Gibson, Dunn & Crutcher LLP
10.1
Sponsor Support Agreement, dated as of September 13, 2021, by and among the Company, Forge, the Sponsor and certain holders of the Company’s Class B Stock (included as Annex D to this proxy statement/prospectus).

10.2	Stockholder Support Agreement, dated as of September 13, 2021, by and among the Company, Forge and certain stockholders of Forge (included as Annex E to this proxy statement/prospectus).
10.3
Amended and Restated Forward Purchase Agreement, dated as of September 13, 2021, by and between the Company, the Sponsor and certain affiliates of the Sponsor (included as Annex F to this proxy statement/prospectus).

10.4	Form of Subscription Agreement (included as Annex H to this proxy statement/prospectus).
10.5	Form of Amended and Restated Registration Rights Agreement between the Sponsor, New Forge and the RRA Holders (included as Annex G to this proxy statement/prospectus).
10.6	Form of Indemnity Agreement (incorporated by reference to the registrant’s Registration Statement on Form S-1, filed with the SEC on November 25, 2020).
10.7	Form of New Forge 2022 Incentive Plan (included as Annex I to this proxy statement/prospectus).
10.8	Form of New Forge 2022 Employee Stock Purchase Plan (included as Annex J to this proxy statement/prospectus).
10.9**	Amended and Restated Employment Agreement, dated September 9, 2021, by and between Kelly Rodriques and Forge.
10.10**	Amended and Restated Employment Agreement, dated September 9, 2021, by and between Mark Lee and Forge.
10.11**	Amended and Restated Employment Agreement, dated September 9, 2021, by and between Jose Cobos and Forge.

Exhibit Number	Description
10.12	Letter Agreement, dated December 10, 2020, among Motive Capital Corp, Motive Capital Funds Sponsor, LLC and Motive Capital Corp’s officers and directors (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on December 16, 2020).
10.13	Investment Management Trust Account Agreement, dated as of December 10, 2020, between Continental Stock Transfer & Trust Company and Motive Capital Corp (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K, filed with the SEC on December 16, 2020).
10.14	Private Placement Warrants Purchase Agreement, dated as of December 10, 2020, between Motive Capital Corp and Motive Capital Funds Sponsor, LLC (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K, filed with the SEC on December 16, 2020).
10.15	Administrative Services Agreement, dated as of December 10, 2020, between Motive Capital Corp and Motive Capital Funds Sponsor, LLC (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K, filed with the SEC on December 16, 2020).
10.16	Promissory Note issued to Motive Capital Funds Sponsor, LLC (incorporated by reference to Exhibit 10.6 to the registrant’s Registration Statement on Form S-1, filed with the SEC on November 25, 2020).
10.17	Securities Purchase Agreement between Motive Capital Funds Sponsor, LLC and the Registrant (incorporated by reference to the registrant’s Registration Statement on Form S-1, filed with the SEC on November 25, 2020).
21.1**	List of subsidiaries of New Forge
23.1**	Consent of WithumSmith+Brown, PC
23.2**	Consent of Ernst & Young LLP
23.3**	Consent of Spicer Jeffries LLP
23.4**	Consent of Gibson, Dunn & Crutcher LLC (included as part of Exhibit 5.1)
24.1**	Power of Attorney (contained on the signature page of the initial filing of this registration statement)
99.1**	Form of Proxy Card for Extraordinary General Meeting
99.2**	Consent of Ashwin Kumar to be named as a Director
99.3**	Consent of Blythe Masters to be named as a Director
99.4**	Consent of Kelly Rodriques to be named as a Director
99.5**	Consent of Stephen George to be named as a Director
99.6**	Consent of Christoph Hansmeyer to be named as a Director
99.7**	Consent of Kim Vogel to be named as a Director
99.8**	Consent of Steven McLaughlin to be named as a Director
99.9**	Consent of Houlihan Lokey Capital, Inc.
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase
107	Filing Fee Table

**
Previously filed

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 11th day of February, 2022.
MOTIVE CAPITAL CORP
By:
/s/ Blythe Masters

Name:
Blythe Masters

Title:
Chief Executive Officer (Principal
Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* Rob Heyvaert	Executive Chairman and Director	February 11, 2022
/s/ Blythe Masters Blythe Masters	Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2022
* Kristy Trieste	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 11, 2022
* Jill M. Considine	Director	February 11, 2022
* Stephen C. Daffron	Director	February 11, 2022
* Dina Dublon	Director	February 11, 2022
* Paula Madoff	Director	February 11, 2022

* By:
/s/ Blythe Masters

Name: Blythe Masters
Title: Attorney-in-Fact